Exhibit 3.2







                                     BYLAWS




                                     - OF -




                          TOMPKINS COUNTY TRUSTCO, INC.


                               Revised and Adopted

                                December 12, 1995



                                   Name Change


                             TOMPKINS TRUSTCO, INC.

                                 April 28, 1999



                                   AS REVISED
                                   ----------
                                 April 28, 1999
                                January 25, 2000

                                     BYLAWS

                                       OF

                             TOMPKINS TRUSTCO, INC.



                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----

The name of the Corporation is Tompkins Trustco, Inc.


                                   ARTICLE II
                                   ----------
                                    LOCATION
                                    --------

SECTION 1. Principal Office. The principal office of the Corporation shall be located in the City of Ithaca, County of Tompkins, State of New York.

SECTION 2. Additional Offices. The Corporation may also have offices at such other places within or without the State of New York as the Board of Directors may designate.


                                   ARTICLE III
                                   -----------
                             MEETING OF STOCKHOLDERS
                             -----------------------

SECTION 1. Annual Meeting. The Annual Meeting of the Stockholders of the Corporation shall be held in each calendar year at such time and place as may be fixed by the Board of Directors and stated in the notice, for the election of Directors and for the transaction of such business as may properly be brought before such meeting.

SECTION 2. Special Meetings. Special Meetings of the Stockholders of the Corporation may be held at any time in the interval between Annual Meetings. Special Meetings may be called by the Chairman of the Board, the Vice Chairman of the Board, the President, or by request of a majority of the Stockholders, which written request shall state the purpose or purposes of the Meeting and matters proposed to be acted upon thereat. Nothing contained herein shall limit the right and power of Directors and Stockholders to require a Special Meeting as may otherwise be prescribed by statute.

SECTION 3. Place of Meetings. Annual and Special Meetings of the Stockholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the State of New York as the Board of Directors may from time to time determine.

SECTION 4. Notice of Meetings. Written or printed notice of the date, time and place of all meetings of the Stockholders shall be given personally, or by first class mail, not less than ten (10) days nor more than fifty (50) days before the day fixed for the meeting, to each Stockholder entitled to vote at said meeting, and, unless the meeting is an annual meeting, such notice must also state the purpose or purposes for which the meeting is called and must indicate that it is being issued by or at the direction of the person or persons calling the meeting. Such notice must also be given to any Stockholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised, if such action were taken, and such notice must specify the proposed action and state the fact that if the action is taken, the dissenting Stockholder shall have appraisal rights. Such notice shall be given to the Stockholder by leaving the same with him at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears on the books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event it shall be mailed to the address designated in such request. The notices, as provided for in this Section, are not required to be given to any Stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. No notice of an adjourned meeting of Stockholders need be given, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 5. Record Dates. For the purposes of determining the Stockholders entitled to notice of or to vote at a Stockholders' meeting or any adjournment thereof, the Board of Directors may fix a date of record which shall not be more than fifty (50) days nor less than ten (10) days before said meeting date. For the purpose of determining Stockholders entitled to express consent to or dissent from any proposal without a meeting, or for determining Stockholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board of Directors may fix a date of record which shall not be more than fifty (50) days prior to such action.

SECTION 6. Quorum. At all meetings of Stockholders, except as otherwise provided by law or the Certificate of Incorporation, a quorum shall exist if there is present in person or represented by proxy, Stockholders owning a majority of the number of the shares of the Corporation issued and outstanding and entitled to vote thereat, in order to constitute a quorum. When a quorum is present, it is not broken by the subsequent withdrawal of any Stockholders. In the absence of a quorum, the Stockholders present may adjourn the meeting, and at the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 7. Adjournment. If a quorum is not present at any annual or special meeting, the Stockholders present, in person or by proxy, may by the affirmative vote of a majority of the holders of shares entitled to vote, adjourn the meeting to a future date and time as they shall determine. Any meeting at which a quorum is present may also be adjourned in a like manner.

No notice of an adjourned meeting of Stockholders need be given unless the Board of Directors fixes a new record date for the adjourned meeting. At any adjournment, provided a quorum is present, any action may be taken and any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 8. Voting. At all meetings of the Stockholders, each Stockholder entitled to vote thereat may vote in person or by proxy, and shall have one (1) vote for each share standing in his name on the books of the Corporation as of the Record Date fixed for the meeting, unless otherwise provided in the Certificate of Incorporation or any amendments thereto. A plurality of votes cast shall be sufficient to elect Directors, and a majority of votes cast shall be sufficient to take any other corporate action, except as otherwise provided by law or the Certificate of Incorporation.

SECTION 9. Proxies. Every proxy shall be in writing, subscribed by the Stockholder or his duly authorized attorney and dated. No proxy which is dated more than eleven (11) months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except an irrevocable proxy that is permitted by law.

SECTION 10. Conduct of Meetings. Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, if any, or, in his absence, by the President of the Corporation, or, in the absence of both of them, by an Executive Vice President, if any, or, in the absence of all such officers, by a Chairman to be chosen at the Meeting. The Secretary of the Corporation shall act as Secretary of the Meeting.

SECTION 11. Action Without a Meeting. Whenever Stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Such written consent shall have the same effect as a unanimous vote of Stockholders. Nothing contained herein shall limit the holders of less than all outstanding shares to take corporate action upon their written consent if authorized by the Certificate of Incorporation.


                                   ARTICLE IV
                                   ----------
                               BOARD OF DIRECTORS
                               ------------------

SECTION 1. Election and Powers. The Board of Directors shall have the management and control of the affairs and business of the Corporation. The Directors shall be elected by the Stockholders at each annual meeting of Stockholders and each Director shall serve until his successor is elected or appointed and qualified, unless his directorship be theretofore vacated by resignation, death, removal or otherwise.

SECTION 2. Number. The number of Directors constituting the entire Board of Directors shall not be less than seven (7) nor more than nineteen (19), the exact number within such limits to be decided by the Board of Directors of the Corporation by resolution of the Board of Directors adopted prior to the election of Directors at the Annual Meeting of Stockholders. In the absence of such resolution the number of Directors to be elected at such Annual Meeting shall be the number last fixed by the Board of Directors. Any Board action designating a change in the number of Directors shall require a vote of a majority of the entire Board. The "entire Board", as used in this Article, shall mean the total number of Directors which the Corporation would have if there were no vacancies.

SECTION 3. Classification of Board. The Board of Directors shall be divided into three classes in respect of term of office, each class to contain as near as may be one-third of the whole number of the Board, with terms of office of one class expiring each year. At each Annual Meeting of Stockholders, one class of Directors shall be elected to serve until the Annual Meeting of Stockholders held three years (or such shorter period as the Board of Directors determines for the purposes of equalizing the classes of directors) next following and until their successors shall be elected and shall qualify.

SECTION 4. Mandatory Retirement. The age of seventy-two (72) is the mandatory retirement age for all Directors. No person who has attained the age of seventy-two as of the date of the Annual Meeting of Stockholders may stand for election or re-election to any Director's position to be filled at such meeting. On reaching seventy-two years, a Director's term shall expire at the end of the calendar quarter in which he reaches the age of seventy-two.

SECTION 5. Non-Voting Advisors to the Board of Directors. Non-Voting Advisors to the Board of Directors of the Tompkins County Trust Company as of the date of the corporate reorganization pursuant to which the Corporation became the sole shareholder of the Tompkins County Trust Company shall automatically become non-voting Advisors to the Board of Directors of the Corporation. In addition, the Board of Directors may appoint such additional and other non-voting advisors as it deems appropriate and compensate any or all such advisors for their attendance at Board of Directors' meetings as the Board sees fit. Such non-voting advisors shall have all the rights and privileges of a Director except the right to vote as a Director; such advisors may continue to attend the meetings of the Board of Directors and participate in its discussions and may be invited to attend the meetings of any of the Committees of the Board of Directors, but without the right to vote at such meetings.

SECTION 6. Vacancies. Vacancies in the Board of Directors (including any resulting from an increase in the number of Directors) created for any reason except the removal by the Stockholders of a Director or Directors, may be filled by affirmative vote of two-thirds of the Directors then in office. A Director elected by the Board of Directors to fill a vacancy under this Section shall hold office until the next meeting of Stockholders at which the election of directors is in the regular order of business, and until his successor has been duly elected or appointed and qualified.

SECTION 7. Removal. At any meeting of the Stockholders duly called, any Director may, by vote of the holders of a majority of the shares entitled to vote in the election of Directors, be removed from office with cause.

SECTION 8. Annual, Special, and Regular Meetings. The Board of Directors shall hold an Annual Meeting each calendar year at such time and place as the Directors shall determine. The Board of Directors shall hold Regular Meetings without notice at a time and place to be fixed by resolution of the Board of Directors. Should the day appointed for a Regular Meeting fall on a legal holiday, the meeting shall be held at the same time and place on the following day or on such other day as the Directors may order. Special Meetings of the Board of Directors shall be held at any time, upon call from the Chairman of the Board, the Vice Chairman of the Board, the President or at least three (3) of the Directors.

SECTION 9. Place of Meetings. Annual and Special Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as the Board of Directors may from time to time determine.

SECTION 10. Notice of Meeting. Except as provided in Section 7 of this Article IV for Regular Meetings, notice of the place, day and hour of every meeting shall be given to each Director by delivering the same to him personally or by telecopy or by mailing the same to him at his residence or usual place of business appearing on the records of the Corporation. In the event notice is given by mail, such written notice shall be mailed at least two (2) days before the meeting, postage prepaid. In case the meeting is to be held on the same day upon which it is called, each Director shall be notified on that day by telephone or by personal notice or by telecopy or by leaving a written notice at his residence or place of business. No notice of any adjourned meeting of the Board of Directors need be given other than by announcement at the meeting, subject to the provisions of Section 11 of this Article.

SECTION 11. Waiver of Notice. Notice of a meeting need not be given to any Director who submits a signed written waiver thereof, whether before, during or after the meeting, nor to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 12. Quorum. A majority of the entire Board shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board of Directors; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as otherwise prescribed by law or by the Certificate of Incorporation, a majority vote of the Directors, if a quorum is present, shall constitute the action of the Board.

SECTION 13. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

SECTION 14. Personal Attendance by Conference Communication Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

SECTION 15. Compensation. Directors as such shall not receive any stated compensation for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each annual, special or regular meeting thereof. Nothing in this Section will be construed to preclude a Director from serving the Corporation in any other capacity and from receiving compensation therefor.

SECTION 16. Executive Committee and Other Committees. The Board of Directors may, in its discretion, by an affirmative vote of a majority of the entire Board, appoint an Executive Committee, or any other committee, to consist of three (3) or more Directors as the Board of Directors may from time to time determine. The Executive Committee shall have, and may exercise between meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and other committees shall have those powers conferred upon them by the Board of Directors, except that no committee shall have power:

                  (a) To submit to Stockholders any action requiring Stockholder approval;

                  (b) To fill vacancies in the Board of Directors or in any committee thereof;

                  (c) To fix compensation of Directors for service on the Board of Directors or any committee thereof;

                  (d)      To repeal, amend or adopt bylaws;

                  (e) To amend or repeal any Board resolution which is not, by its terms, amendable or repealable by such committee;

In the absence of any member of the Executive Committee or of any other committee, the members thereof present at any meeting may appoint a member of the Board of Directors previously designated by the Board of Directors as a committee alternate to act in place of such absent member. The Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies in it, or dissolve it. The Executive Committee and any other committee may make rules for the conduct of its business, and may appoint such committees and assistants as may from time to time be necessary, unless the Board of Directors shall provide otherwise. A majority of the members of the Executive Committee and of any other committee shall constitute a quorum. The Executive Committee and any other committee shall keep minutes of all meetings of such committee, which minutes shall be made available to the Board of Directors, and shall make regular reports to the Board of Directors.


                                    ARTICLE V
                                    ---------
                                    OFFICERS
                                    --------

SECTION 1. Election of Officers. The Board of Directors, at the Annual meeting thereof, shall elect a President, and may elect a Chairman of the Board and Vice Chairman of the Board, from among the Directors of the Corporation (one or more of whom may be designated Chief Executive Officer and Chief Administrative Officer). The Board of Directors, at any duly held meeting thereof shall elect a Secretary and a Treasurer of the Corporation, one or more Vice Presidents and any other officers. The President, Chairman, if so elected, and Vice Chairman, if so elected, shall hold office until the next Annual Meeting of the Board of Directors and until their successors are elected, unless sooner disqualified or removed in the manner provided in Section 3 of this Article. All other officers appointed or elected by the Board shall serve at the pleasure of the Board of Directors or until his successor shall have been duly elected or appointed and qualifies, or until he shall have resigned, shall have deceased or shall have been removed in the manner provided in Section 3 of this Article. Any vacancies in the above offices shall be filled by the Board of Directors at any duly held meeting thereof.

SECTION 2. Assistant and Subordinate Officers. The Board of Directors (or the Executive Committee) may elect one or more Assistant Treasurers, one or more Assistant Secretaries and such other subordinate officers or agents as it may deem proper from time to time, who shall hold office at the pleasure of the Board of Directors (or the Executive Committee). The Board of Directors may from time to time authorize the President to appoint and remove such assistant and subordinate officers and agents and prescribe the powers and duties thereof.

SECTION 3. Removal. Any officers of the Corporation may be removed with or without cause by a vote of the Board of Directors of the Corporation at a meeting called for that purpose whenever in its judgment the best interests of the Corporation may be served thereby.

SECTION 4. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation who are elected or appointed by the Board of Directors. The Board of Directors or the Executive Committee shall fix the compensation of all other officers of the Corporation, except that the Board of Directors may authorize the President to fix the compensation of such assistant and subordinate officers and agents as he is authorized to appoint and remove.

SECTION 5. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the Stockholders and meetings of the Board of Directors and shall perform such other duties as the Board of Directors may direct. He may be designated as Chief Executive Officer of the Corporation, and if so designated, shall have general supervision of the policies of the Corporation subject to the direction and control of the Board.

SECTION 6. Vice Chairman of the Board. The Vice Chairman of the Board, if there be one, shall serve as chairman of the Executive Committee. He shall act in the absence of or inability of the Chairman to act. In the absence of the Chairman, the Vice Chairman shall have the same powers given to the Chairman as contained in all Sections of these Bylaws.

SECTION 7. President. The President shall be the Chief Operating Officer of the Corporation and shall, subject to the direction of the Board of Directors (or the Executive Committee), have the general management of the affairs of the Corporation. If there be no Chairman or Vice Chairman of the Board, or in his absence or inability to act, the President shall perform all duties of the Chairman of the Board, subject, however, to the control of the Board of Directors (or the Executive Committee). If so designated by the Board of Directors, he may also be the Chief Executive Officer and shall have general supervision of the policies of the Corporation subject to the direction and control of the Board.

SECTION 8. Vice Presidents. Any one or more of the Vice Presidents may be designated by the Board of Directors (or the Executive Committee) as an Executive Vice President or Senior Vice President. At the request of the President, or in his absence or during his disability, the Executive Vice President shall perform the duties and exercise the functions of the President. If there be no Executive Vice President, or if there be more than one (1), the Board of Directors (or the Executive Committee) may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; if such determination is not made by the Board of Directors (or the Executive Committee), the President may make such determination; otherwise, any of the Vice Presidents may perform any of such duties or exercise any of such functions. Each Vice President shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President.

SECTION 9. Secretary. The Secretary shall keep full minutes of all meetings of the Stockholders and of the Board of Directors in books provided for that purpose. He shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. He shall be the custodian of the records and of the Seal or Seals of the Corporation. He shall affix the Corporate Seal to all documents, the execution of which on behalf of the Corporation, under the Seal, is duly authorized by the Board of Directors (or Executive Committee), and when so affixed may attest the same. He shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President. In the absence of an appointed transfer agent and/or registrar, the Secretary shall be responsible for the transfer of shares of the Corporation's common stock and for the maintenance of the stock transfer books.

SECTION 10. Treasurer. The Treasurer shall keep correct and complete books and records of account for the Corporation. Subject to the control and supervision of the Board of Directors (or the Executive Committee) and the President, or such other officer as the President may designate, the Treasurer shall handle all receipts, deposits, disbursements and banking arrangements and any other financial matters on behalf of the Corporation. He shall perform all other duties incident to the office of Treasurer and shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President.

SECTION 11. Retirement. An officer of the Corporation may be compelled to retire from service at the end of the calendar year in which he reaches the age of sixty-five (65) years, provided that such officer's compulsory retirement is otherwise permitted by applicable state and federal law. In any event, any officer whose compulsory retirement is allowable by law may continue to serve if requested by the Board of Directors and approved by an affirmative vote of the majority of the entire Board of Directors.


                                   ARTICLE VI
                                   ----------
                               SHARE CERTIFICATES
                               ------------------

SECTION 1. Form and Signatures. The interest of each Stockholder of the Corporation shall be evidenced by certificates for shares in such form not inconsistent with the law or the Certificate of Incorporation, and any amendments thereof, as the Board of Directors may from time to time prescribe. The share certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation. Where any share certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or its employees, or if the shares are listed on a registered national security exchange, the signatures of any such President, Vice President, Secretary, or Assistant Secretary, may be facsimiles engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the share certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person had not ceased to be such officer.

SECTION 2. Transfer of Shares. The shares of the Corporation shall be transferred by the Registered holder thereof, in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with a proper assignment and powers of transfer endorsed thereon or attached thereto, duly signed by the person appearing on the certificate to be the owner of the shares represented thereby, with such proof of the authenticity of the signature as the Corporation, or its agents, may reasonably require. Such certificate shall have affixed thereto all stock transfer stamps required by law. The Board of Directors shall have power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation. All restrictions upon the transfer of shares imposed by the Corporation or by agreement among the Corporation and its Stockholders shall be conspicuously noted on the certificate of shares so restricted, and the Corporation shall not permit the transfer of any shares on the books of the Corporation in violation of any such restriction where the restriction is properly noted on the certificate.

SECTION 3. Mutilated, Lost, Stolen or Destroyed Certificates. The holder of any certificates representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or, in case of an alleged loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction and the deposit of indemnity, by way of bond or otherwise, in such form and amount and with such sureties as the Board of Directors may require, to indemnify the Corporation and transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates except upon the order of some court having jurisdiction in such matters.

SECTION 4. Stock Ledgers. The Stock Ledgers of the Corporation containing the names and addresses of the Stockholders and the number of shares held by them respectively shall be maintained at the principal office of the Corporation, or if there be a transfer agent, at the office of such transfer agent, as the Board of Directors shall determine.

SECTION 5. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock or of any class or classes of its shares whose respective duties the Board of Directors may from time to time determine.


                                   ARTICLE VII
                                   -----------
                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

SECTION 1. Indemnification of Directors and Officers. The Corporation shall indemnify, including advancement of expenses in defending litigation, its Directors and Officers to the fullest extent authorized and permitted by law and as set forth in: (1) the Certificate of Incorporation; (2) these Bylaws; (3) a resolution of Stockholders or of Directors; or (4) an agreement providing for such indemnification. The Corporation and its Directors and Officers are hereby authorized to enter into such agreements. The Corporation is further hereby authorized to indemnify its employees and agents to the fullest extent permitted by law.

SECTION 2. Insurance. The Board of Directors may, in its sole discretion, authorize the Corporation to purchase liability insurance to indemnify its directors, officers and employees as permitted by law.


                                  ARTICLE VIII
                                  ------------
                                    FINANCES
                                    --------

SECTION 1. Dividends. Subject to law and to the provisions of the Certificate of Incorporation, and any amendments thereof, the Board of Directors may declare dividends on the stock of the Corporation, payable upon such dates as the Board of Directors may designate.

SECTION 2. Reserves. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums, as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. Bills, Notes, Etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                   ARTICLE IX
                                   ----------
                                   AMENDMENTS
                                   ----------

SECTION 1. Power to Amend. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the power to adopt, amend, rescind or repeal the Bylaws of the Corporation at any regular or special meeting of the Board. However, any such action by the Board of Directors may be altered, amended or repealed by a majority vote of the holders of shares entitled at the time to vote in the election of Directors.

SECTION 2. Notice of Amendment Affecting Election of Directors. If any Bylaw regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the Notice of the next Meeting of Stockholders for the election of Directors the Bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

                                    ARTICLE X
                                    ---------
                                 CORPORATE SEAL
                                 --------------

         The seal of the Corporation shall be in the form of a circle, inscribed with the name of the Corporation, and the words "seal". The Secretary, and any other officers authorized by the Board of Directors, shall be empowered to use and affix the corporate seal on all documents.


                                   ARTICLE XI
                                   ----------
                                  MISCELLANEOUS
                                  -------------

         All pronouns and any variations thereof, including references to "Chairman," shall be deemed to be gender neutral.



I, Linda M. Carlton Assistant Corporate Secretary of Tompkins Trustco, Inc., of Ithaca, New York, CERTIFY that the foregoing is a complete and correct copy of the Bylaws of said Company in force and effect this date.


WITNESS my hand and the official seal of the Company this 27th day of November 2001.



                                       /s/ LINDA M. CARLTON
                                       --------------------
                                       Linda M. Carlton



                               REVISIONS TO BYLAWS
                               -------------------

  DATE                             ARTICLE                             SECTION

4/28/99                               I                              Name Change
1/25/00                              IV                                   2
1/25/00                              IV                                   5